EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR THIRD QUARTER 2026

ATLANTA, GA (October 19, 2026) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank” or "CSB"), today reported net income of $8.8 million, or $0.71 per diluted share, for the third quarter of 2026, compared to approximately $7.3 million, or $0.59 per diluted share, for the second quarter of 2026, and $6.7 million, or $0.54 per diluted share, for the third quarter of 2025. For the nine months ended September 30, 2026, the Company reported net income of $22.4 million, or $1.81 per diluted share, compared with $17.8 million, or $1.58 per diluted share, for the same period in 2025.

Additionally, on October 19, 2026, the Board of Directors of CoastalSouth Bancshares, Inc. declared a per share quarterly dividend of $0.06. The dividend will be paid to shareholders of record as of the close of business on November 10, 2026, the record date. The dividend shall be paid on November 24, 2026.

Commenting on the Company’s third quarter performance, President and Chief Executive Officer Stephen R. Stone stated, "We delivered record earnings of $0.71 per share in the third quarter, driven by strong loan production and robust gain-on-sale revenue from our government-guaranteed lending business. We saw outstanding loan production2 of $248.2 million during the third quarter, driving an $81.6 million increase in loans held-for-investment, or 19.0% annualized. The majority of production in the third quarter continued to come from the community bank, although our specialty lines of business also had a strong production quarter. As we head into the fourth quarter, we remain focused on building deep client relationships, maintaining disciplined underwriting, and investing in talented bankers across our footprint."

Third Quarter 2026 Performance Highlights:

•
Net income of $8.8 million or $0.71 per diluted share
•
Return on average assets ("ROAA") of 1.45%
•
Return on average equity ("ROAE") of 12.88%; Return on average tangible common equity1 ("ROATCE") of 13.12%
•
Net interest margin of 3.70%, an increase of 4 basis points from the second quarter of 2026
•
Total deposits increased $53.1 million, although core deposits1 were down quarter over quarter approximately $20.0 million which is primarily attributable to seasonal outflows associated with our property management clients
•
Loans held-for-investment ("LHFI") production2 of $248.2 million during the third quarter of 2026 led to LHFI growth of $81.6 million, up 19.0% annualized from the second quarter of 2026
•
Accumulated other comprehensive loss ("AOCL") increased by $8.3 million from prior quarter due to increased unrealized losses in our available-for-sale securities portfolio
•
Book value per share decreased $0.15, or 2.65% annualized, to $22.32 at September 30, 2026; Tangible book value1 per common share decreased $0.16, or 2.88% annualized, to $21.90 at September 30, 2026 from the second quarter of 2026
•
Share repurchase program launched May 1, 2026; 285,715 shares repurchased during the third quarter of 2026 with a weighted-average price of $27.10
•
Total shareholders' equity to total assets of 10.81%, compared to 11.14% as of the second quarter of 2026; Tangible common equity1 to tangible assets1 of 10.63%, compared to 10.96% as of June 30, 2026
•
Net charge-offs to average loans held for investment of 0.01%
•
Nonperforming assets to total assets of 0.62%; adjusted nonperforming assets to total assets1 of 0.45%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.10%; total ACL on LHFI to nonperforming loans of 130.13%

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

2 The Company defines production as original loan commitment amount, which includes both funded and unfunded balances at the time of origination. As of September 30, 2026, these loans had funded balances of $148.9 million and unfunded commitments of $74.1 million.

Operating Highlights

Net interest income totaled $21.5 million for the third quarter of 2026, an increase of $862 thousand, or 4.2%, from $20.7 million for the second quarter of 2026, and an increase of $2.3 million, or 12.2% from the third quarter of 2025. The Company’s net interest margin increased by 4 basis points to 3.70% for the third quarter of 2026, compared to 3.66% for the second quarter of 2026, and increased 12 basis points from the third quarter of 2025.

The yield on average interest-earning assets for the third quarter of 2026 increased to 5.99% from 5.94% for the second quarter of 2026. This increase was primarily related to an overall yield increase in average interest-earning assets across the board, principally investment securities, LHFI and loans held-for-sale ("LHFS"). Compared to the third quarter of 2025, yields on earning assets decreased 15 basis points to 5.99% from 6.14%. The decrease was primarily attributable to interest rate cuts during 2025, notwithstanding $186.0 million of growth in average total earning assets.

The Company’s total cost of funds was 2.51% for the third quarter of 2026, an increase of 1 basis point compared to the second quarter of 2026, and a decrease of 28 basis points compared to the third quarter of 2025. Deposit costs were 2.48% for the third quarter of 2026, similar to 2.48% for the second quarter of 2026, and compared to 2.72% for the third quarter of 2025, a decrease of 24 basis points from the third quarter of 2025. The cost of interest-bearing deposits increased 2 basis points during the third quarter of 2026 to 2.97%, compared with 2.95% in the second quarter of 2026, reflecting continued repricing of our interest-bearing deposits to align with competitive rate pressure associated with the markets expectation of the Federal Reserve hiking rates during the third quarter of 2026.

Noninterest income totaled $3.3 million for the third quarter of 2026, an increase of $1.1 million, or 51.2%, from the second quarter of 2026, primarily attributable to an increase in gain on sale of government guaranteed loans by $1.3 million; offset by a net decrease in other categories within noninterest income. Noninterest expense totaled $13.7 million for the third quarter of 2026, an increase of $336 thousand, or 2.5%, from the second quarter of 2026. This increase was primarily due to higher salaries and employee benefits of $299 thousand, coupled with a net increase in other noninterest expense categories. The Company continues to focus on organic growth and expansion through banker recruiting across the franchise.

The Company’s effective tax rate for the third quarter of 2026 was 24.2%, compared to 17.0% for the second quarter of 2026, and 23.2% for the third quarter of 2025. The increase in effective tax rate from the second quarter of 2026 was primarily due to a reduction in the deferred tax asset related to state taxes during the third quarter of 2026 of approximately $641 thousand. Excluding discrete items related to this write-down and stock based compensation activity, the Company's effective tax rate at the end of the third quarter of 2026 was 20.05%.

Balance Sheet Trends

Total assets were $2.42 billion at September 30, 2026, an increase of approximately $117.2 million, or 5.1%, from $2.31 billion at December 31, 2025. LHFS were $142.4 million at September 30, 2026, a decrease of $28.5 million, or 16.7%, from $170.9 million at December 31, 2025. Gross LHFI were $1.79 billion at September 30, 2026, an increase of approximately $169.6 million, or 10.5%, from $1.62 billion at December 31, 2025.

Total deposits were $2.10 billion at September 30, 2026, an increase of $113.1 million, or 5.7%, from $1.99 billion at December 31, 2025. Noninterest-bearing deposits were $340.4 million at September 30, 2026, or 16.2% of total deposits, compared to $312.3 million, or 15.7% of total deposits, at December 31, 2025. Brokered certificates of deposit, a component of time deposits, were $257.0 million at September 30, 2026, as compared to $307.0 million at December 31, 2025, a decrease of $50.0 million, or 16.3%.

Credit Quality

During the third quarter of 2026, the Company recorded a recovery for credit losses of $429 thousand, compared to a provision for credit losses of $658 thousand and $653 thousand during the second quarter of 2026 and the third quarter of 2025, respectively. The recovery for credit losses recorded during the third quarter of 2026 was due to changes in the economic forecast and loan mix, offset by new loan production. The Company's annualized net charge-offs to average LHFI ratio was 0.01% for the third quarter of 2026 as compared to 0.01% and 0.03% during the second quarter of 2026 and the third quarter of 2025, respectively.

Nonperforming assets totaled $15.1 million, or 0.62% of total assets, at September 30, 2026 compared to $18.3 million, or 0.79% of total assets at December 31, 2025. The decrease in nonperforming loans was primarily due to a $4.2 million paydown of one nonaccrual senior housing loan, offset by modest additions to nonaccrual loans. Adjusted nonperforming assets3, which excludes the guaranteed portions of nonaccrual loans, was $10.9 million, or 0.45% of total assets, at September 30, 2026 compared to $14.2 million, or 0.62% of total assets, at December 31, 2025.

3 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605
investorrelations@coastalstatesbank.com

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of cyber-attack incidents or deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2025 Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov.

In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)										Table 1A
	As of and for the Three Months Ended							As of and for the Nine Months Ended
(dollars in thousands except	September 30,	June 30,	March 31,		December 31,		September 30,	September 30,		September 30,
per share amounts)	2026	2026	2026		2025		2025	2026		2025
Selected Operating Data:
Interest income	$34,878	$33,558	$32,568		$33,006		$32,890	$101,004		$94,707
Interest expense	13,351	12,893	12,824		13,143		13,700	39,068		40,680
Net interest income	21,527	20,665	19,744		19,863		19,190	61,936		54,027
(Recovery) provision for credit losses	(429)	658	382		1,162		653	611		2,034
Noninterest income	3,329	2,202	1,967		2,295		2,100	7,498		5,776
Noninterest expense	13,710	13,374	13,044		12,262		11,856	40,128		35,367
Income tax expense	2,803	1,502	1,956		1,598		2,040	6,261		4,646
Net income	8,772	7,333	6,329		7,136		6,741	22,434		17,756
Share and Per Share Data:
Basic earnings per share	$0.73	$0.61	$0.53		$0.60		$0.57	$1.87		$1.64
Diluted earnings per share	$0.71	$0.59	$0.51		$0.58		$0.54	$1.81		$1.58
Dividends per share	$0.05	$0.05	$0.05	$	n/a	$	n/a	$0.15	$	n/a
Book value per share	$22.32	$22.47	$21.94		$21.66		$20.91	$22.32		$20.91
Tangible book value per common share (1)	$21.90	$22.06	$21.52		$21.25		$20.49	$21.90		$20.49
Shares of common stock outstanding	11,734,134	12,003,040	11,985,414		11,980,412		11,978,921	11,734,134		11,978,921
Weighted average diluted shares outstanding	12,371,522	12,447,791	12,440,809		12,387,619		12,325,462	12,421,421		11,217,972
Selected Balance Sheet Data:
Total assets	$2,423,766	$2,420,993	$2,348,547		$2,306,586		$2,255,389	$2,423,766		$2,255,389
Securities available-for-sale, at fair value (2)	332,664	348,582	347,533		330,503		334,955	332,664		334,955
Gross loans held for investment	1,786,923	1,705,370	1,627,261		1,617,315		1,552,976	1,786,923		1,552,976
Loans held for sale	142,399	223,112	202,615		170,933		231,593	142,399		231,593
Allowance for credit losses	19,623	19,817	18,826		18,743		18,028	19,623		18,028
Goodwill and other intangible assets	6,307	6,246	6,243		6,262		6,186	6,307		6,186
Total deposits	2,100,746	2,047,671	2,057,144		1,987,684		1,949,672	2,100,746		1,949,672
Core deposits (1)	1,773,730	1,793,743	1,798,553		1,680,650		1,654,764	1,773,730		1,654,764
Other borrowings	30,000	75,000	-		30,000		25,000	30,000		25,000
Total shareholders' equity	261,920	269,703	262,923		259,529		250,438	261,920		250,438

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)							Table 1B
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Performance Ratios:
Pre-tax, pre-provision net revenue (PPNR) (1)	$11,146	$9,493	$8,667	$9,896	$9,434	$29,306	$24,436
Return on average assets (ROAA) (2)	1.45%	1.24%	1.10%	1.24%	1.20%	1.27%	1.09%
Return on average equity (2)	12.88	11.02	9.71	11.02	10.84	11.23	10.91
Return on average tangible common equity (ROATCE) (1)(2)	13.12	11.23	9.90	11.24	11.07	11.44	11.17
Dividend payout ratio	6.92	8.33	9.69	n/a	n/a	8.16	n/a
Net interest rate spread (2)	2.99	2.97	2.90	2.87	2.83	2.95	2.76
Net interest margin (2)	3.70	3.66	3.59	3.60	3.58	3.65	3.48
Efficiency ratio	55.16	58.49	60.08	55.34	55.69	57.79	59.14
Noninterest income to average total assets (2)	0.55	0.37	0.34	0.40	0.37	0.42	0.35
Noninterest expense to average total assets (2)	2.26	2.27	2.27	2.13	2.11	2.27	2.17
Average interest-earning assets to average interest-bearing liabilities	130.86	130.15	129.61	130.41	129.16	130.22	127.34
Average equity to average total assets	11.22	11.29	11.34	11.22	11.08	11.28	9.99
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.01%	0.01%	0.01%	0.00%	0.03%	0.01%	0.03%
Net charge-offs to total average loans (2)	0.01	0.01	0.01	0.00	0.03	0.01	0.03
Total allowance for credit losses to total LHFI	1.10	1.16	1.16	1.16	1.16	1.10	1.16
Total allowance for credit losses to total loans	1.02	1.03	1.03	1.05	1.01	1.02	1.01
Total allowance for credit losses to nonperforming loans	130.13	108.16	103.54	102.39	127.03	130.13	127.03
Nonperforming loans to gross LHFI	0.84	1.07	1.12	1.13	0.91	0.84	0.91
Nonperforming assets to total assets	0.62	0.76	0.77	0.79	0.63	0.62	0.63
Adjusted nonperforming assets to total assets (1)	0.45	0.61	0.62	0.62	0.43	0.45	0.43
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	91.84%	94.18%	88.95%	89.97%	91.53%	91.84%	91.53%
Noninterest-bearing deposits to total deposits	16.21	17.38	15.12	15.71	16.08	16.21	16.08
Total shareholders' equity to total assets	10.81	11.14	11.20	11.25	11.10	10.81	11.10
Tangible common equity to tangible assets (1)	10.63	10.96	11.01	11.06	10.91	10.63	10.91
Tier 1 leverage ratio (3)	11.07	11.12	11.21	11.18	11.15	11.07	11.15
Common equity tier 1 ratio (3)	12.30	12.30	12.19	12.30	11.94	12.30	11.94
Tier 1 risk-based capital ratio (3)	12.30	12.30	12.19	12.30	11.94	12.30	11.94
Total risk-based capital ratio (3)	13.36	13.39	13.25	13.31	12.90	13.36	12.90
Other:
Number of branches	12	11	11	11	11	12	11
Number of full-time equivalent employees	210	201	201	196	194	207	187

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

(2) Represents annualized data.

(3) Ratios are for Coastal States Bank only. Ratios for September 30, 2026 are preliminary.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$25,443	$24,262	$22,546	$41,538	$20,088
Federal funds sold	19,775	9,960	40,011	38,229	6,191
Investment securities (1)	341,590	359,635	355,014	339,262	342,990
Loans held for sale (LHFS)	142,399	223,112	202,615	170,933	231,593
Loans held for investment (LHFI)	1,786,923	1,705,370	1,627,261	1,617,315	1,552,976
Allowance for credit losses on LHFI	(19,623)	(19,817)	(18,826)	(18,743)	(18,028)
Loans held for investment, net	1,767,300	1,685,553	1,608,435	1,598,572	1,534,948
Bank-owned life insurance	49,694	49,218	48,752	48,296	47,833
Premises, furniture and equipment, net	18,378	18,611	18,810	18,122	18,186
Deferred tax asset	17,613	15,740	16,910	16,370	16,262
Goodwill & intangible assets (2)	6,307	6,246	6,243	6,262	6,186
Other assets	35,267	28,656	29,211	29,002	31,112
Total assets	$2,423,766	$2,420,993	$2,348,547	$2,306,586	$2,255,389

Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$340,427	$355,941	$311,054	$312,251	$313,604
Interest-bearing transaction accounts	213,146	194,896	235,422	214,620	198,753
Savings and money market	800,988	772,809	775,962	673,609	634,826
Time deposits	746,185	724,025	734,706	787,204	802,489
Total deposits	2,100,746	2,047,671	2,057,144	1,987,684	1,949,672
Federal Home Loan Bank of Atlanta advances	30,000	75,000	-	30,000	25,000
Other liabilities	31,100	28,619	28,480	29,373	30,279
Total liabilities	2,161,846	2,151,290	2,085,624	2,047,057	2,004,951

Shareholders' equity
Voting common stock	11,734	12,003	11,853	10,868	10,449
Nonvoting common stock	-	-	132	1,112	1,530
Capital surplus	181,518	188,851	190,160	189,882	189,654
Accumulated income	87,489	79,324	72,602	66,886	59,750
Accumulated other comprehensive loss	(18,821)	(10,475)	(11,824)	(9,219)	(10,945)
Total shareholders' equity	261,920	269,703	262,923	259,529	250,438

Total liabilities and shareholders' equity	$2,423,766	$2,420,993	$2,348,547	$2,306,586	$2,255,389

(1) No ACL on investment securities was recognized for the periods presented; includes securities available-for-sale and non-marketable equity securities.

(2) Includes commercial mortgage servicing rights of approximately $1.4 million, $1.3 million, $1.3 million, $1.3 million, and $1.2 million at September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)							Table 3
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Interest income
Interest on cash and due from banks	$132	$121	$125	$109	$129	$378	$375
Interest on federal funds sold	486	409	792	624	616	1,687	2,277
Interest and dividends on investment securities	4,066	3,892	3,611	3,734	4,125	11,569	11,800
Interest and fees on LHFS	2,781	3,162	2,915	3,771	3,422	8,858	9,537
Interest and fees on LHFI	27,413	25,974	25,125	24,768	24,598	78,512	70,718
Total interest income	34,878	33,558	32,568	33,006	32,890	101,004	94,707

Interest expense
Deposits	12,835	12,545	12,592	12,925	13,274	37,972	39,355
Other borrowings	516	348	232	218	426	1,096	1,325
Total interest expense	13,351	12,893	12,824	13,143	13,700	39,068	40,680

Net interest income	21,527	20,665	19,744	19,863	19,190	61,936	54,027

(Recovery) provision for credit losses	(429)	658	382	1,162	653	611	2,034
Net interest income after provision for credit losses	21,956	20,007	19,362	18,701	18,537	61,325	51,993

Noninterest income
Mortgage banking related income	375	403	394	330	299	1,172	846
Interchange and card fee income	244	256	273	230	238	773	761
Service charges on deposit accounts	268	236	232	256	208	736	634
Bank-owned life insurance	476	466	456	462	461	1,398	1,349
Gain on sale of government guaranteed loans	1,558	307	337	682	613	2,202	878
Other noninterest income	408	534	275	335	281	1,217	1,308
Total noninterest income	3,329	2,202	1,967	2,295	2,100	7,498	5,776

Noninterest expense
Salaries and employee benefits	8,613	8,314	8,046	7,644	6,985	24,973	20,676
Occupancy and equipment	944	875	886	864	850	2,705	2,452
Data processing	560	682	655	640	647	1,897	1,924
Other professional services	503	632	595	391	571	1,730	2,237
Software and other technology expense	894	861	826	808	788	2,581	2,210
Regulatory assessment	353	308	371	369	419	1,032	1,124
Other noninterest expense	1,843	1,702	1,665	1,546	1,596	5,210	4,744
Total noninterest expense	13,710	13,374	13,044	12,262	11,856	40,128	35,367

Net income before taxes	11,575	8,835	8,285	8,734	8,781	28,695	22,402
Income tax expense	2,803	1,502	1,956	1,598	2,040	6,261	4,646

Net income	$8,772	$7,333	$6,329	$7,136	$6,741	$22,434	$17,756

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$23,841	$132	2.20%	$23,889	$121	2.03%	$21,058	$129	2.43%
Federal funds sold	51,509	486	3.74%	44,172	409	3.71%	52,240	616	4.68%
Investment securities	356,044	4,066	4.53%	358,658	3,892	4.35%	339,619	4,125	4.82%
Loans held for sale	145,169	2,781	7.60%	170,135	3,162	7.45%	167,424	3,422	8.11%
Loans held for investment	1,733,109	27,413	6.28%	1,668,045	25,974	6.25%	1,543,363	24,598	6.32%
Total earning assets	2,309,672	34,878	5.99%	2,264,899	33,558	5.94%	2,123,704	32,890	6.14%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(19,815)			(18,834)			(17,504)
Bank-owned life insurance	49,414			48,944			47,569
Premises, furniture and equipment, net	18,538			18,760			18,241
Deferred tax asset	16,226			16,702			17,159
Goodwill & intangible assets	6,235			6,229			6,176
Other assets	27,919			27,734			30,633
Total noninterest-earning assets	98,517			99,535			102,274
Total assets	$2,408,189			$2,364,434			$2,225,978

Interest-bearing liabilities:
Interest-bearing deposits	$1,712,756	$12,835	2.97%	$1,704,027	$12,545	2.95%	$1,631,767	$13,274	3.23%
Federal Home Loan Bank of Atlanta advances	52,175	516	3.92%	36,209	348	3.85%	272	3	4.38%
Subordinated debt, net	-	-	0.00%	-	-	0.00%	12,191	423	13.77%
Total interest-bearing liabilities	1,764,931	13,351	3.00%	1,740,236	12,893	2.97%	1,644,230	13,700	3.31%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	343,110			328,644			306,133
Other liabilities	29,996			28,580			28,927
Total noninterest-bearing liabilities	373,106			357,224			335,060
Shareholders' equity	270,152			266,974			246,688
Total liabilities and shareholders' equity	$2,408,189			$2,364,434			$2,225,978
Net interest income		$21,527			$20,665			$19,190
Net interest spread			2.99%			2.97%			2.83%
Net interest margin			3.70%			3.66%			3.58%

Cost of total deposits (1)			2.48%			2.48%			2.72%
Cost of total funding (1)			2.51%			2.50%			2.79%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)						Table 5
	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$24,180	$378	2.09%	$21,509	$375	2.33%
Federal funds sold	60,421	1,687	3.73%	67,659	2,277	4.50%
Investment securities	352,870	11,569	4.38%	337,852	11,800	4.67%
Loans held for sale	157,918	8,858	7.50%	157,409	9,537	8.10%
Loans held for investment	1,673,572	78,512	6.27%	1,493,081	70,718	6.33%
Total earning assets	2,268,961	101,004	5.95%	2,077,510	94,707	6.09%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(19,136)			(17,245)
Bank-owned life insurance	48,952			47,123
Premises, furniture and equipment, net	18,586			18,044
Deferred tax asset	16,367			17,379
Goodwill & intangible assets	6,245			6,224
Other assets	27,641			29,935
Total noninterest-earning assets	98,655			101,460
Total assets	$2,367,616			$2,178,970

Interest-bearing liabilities:
Interest-bearing deposits	$1,704,661	$37,972	2.98%	$1,608,583	$39,355	3.27%
Federal funds purchased	-	-	0.00%	13	1	10.28%
Federal Home Loan Bank of Atlanta advances	37,784	1,096	3.88%	3,809	131	4.60%
Revolving commercial line of credit, net	-	-	0.00%	5,141	300	7.80%
Subordinated debt, net	-	-	0.00%	13,882	893	8.60%
Total interest-bearing liabilities	1,742,445	39,068	3.00%	1,631,428	40,680	3.33%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	329,028			301,997
Other liabilities	29,002			27,944
Total noninterest-bearing liabilities	358,030			329,941
Shareholders' equity	267,141			217,601
Total liabilities and shareholders' equity	$2,367,616			$2,178,970

Net interest income		$61,936			$54,027
Net interest spread			2.95%			2.76%
Net interest margin			3.65%			3.48%

Cost of total deposits (1)			2.50%			2.75%
Cost of total funding (1)			2.52%			2.81%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 6
	As of the Quarter Ended
	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$134,395	7.5%	$144,436	8.5%	$130,398	8.0%	$119,352	7.4%	$106,787	6.9%
Income producing commercial real estate ("CRE")	449,103	25.1	416,965	24.5	376,260	23.1	378,179	23.4	371,670	23.9
Owner-occupied CRE	140,420	7.9	127,285	7.5	107,344	6.6	92,787	5.7	96,287	6.2
Senior housing	308,295	17.3	248,282	14.5	254,445	15.6	259,529	16.0	223,719	14.4
Commercial and industrial	113,656	6.4	139,313	8.1	138,964	8.6	145,380	9.0	135,039	8.7
Retail Loans
Marine vessels	320,682	17.9	313,230	18.4	307,746	18.9	312,096	19.3	318,246	20.5
Residential mortgages	203,476	11.4	202,768	11.9	202,503	12.5	199,991	12.4	190,220	12.2
Cash value life insurance line of credit ("LOC")	93,210	5.2	89,305	5.2	86,610	5.3	87,172	5.4	90,115	5.8
Other consumer	23,686	1.3	23,786	1.4	22,991	1.4	22,829	1.4	20,893	1.4
Gross loans held for investment	$1,786,923	100.0%	$1,705,370	100.0%	$1,627,261	100.0%	$1,617,315	100.0%	$1,552,976	100.0%
Core LHFI	1,743,128		1,657,581		1,573,972		1,561,791		1,492,992
Acquired LHFI (1)	43,795		47,789		53,289		55,524		59,984
Gross loans held for investment	$1,786,923		$1,705,370		$1,627,261		$1,617,315		$1,552,976
Allowance for credit losses on LHFI	19,623		19,817		18,826		18,743		18,028
Net loans held for investment	$1,767,300		$1,685,553		$1,608,435		$1,598,572		$1,534,948
Total loans held-for-sale	142,399		223,112		202,615		170,933		231,593
Total loans	$1,929,322		$1,928,482		$1,829,876		$1,788,248		$1,784,569

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 7
	As of the Quarter Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Nonaccrual loans	$15,055	$18,322	$18,183	$18,306	$14,171
Past due loans 90 days and still accruing	25	-	-	-	21
Total nonperforming loans	$15,080	$18,322	$18,183	$18,306	$14,192
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$15,080	$18,322	$18,183	$18,306	$14,192
Nonperforming loans to gross LHFI	0.84%	1.07%	1.12%	1.13%	0.91%
Nonaccrual loans to total assets	0.62%	0.76%	0.77%	0.79%	0.63%
Nonperforming assets to total assets	0.62%	0.76%	0.77%	0.79%	0.63%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)							Table 8
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Allowance for credit losses on LHFI
Balance, beginning of period	$19,817	$18,826	$18,743	$18,028	$17,497	$18,743	$17,118
Net charge-offs/(recoveries):
Commercial Loans
Acquisition, development and construction	-	-	-	-	-	-	-
Income producing CRE	-	-	-	-	-	-	-
Owner-occupied CRE	-	-	-	-	-	-	-
Senior housing	-	-	-	-	-	-	-
Commercial and industrial	(5)	4	(6)	(4)	(29)	(7)	(9)
Retail Loans
Marine vessels	-	27	-	-	162	27	162
Residential mortgages	(1)	(2)	-	(29)	(2)	(3)	(6)
Cash value life insurance LOC	-	-	-	-	-	-	-
Other consumer	35	(4)	47	20	(6)	78	201
Total net charge-offs/(recoveries)	$29	$25	$41	$(13)	$125	$95	$348
(Recovery) provision for loan credit losses	(165)	1,016	124	702	656	975	1,258
Balance, ending of period	$19,623	$19,817	$18,826	$18,743	$18,028	$19,623	$18,028
Allowance for credit losses for unfunded commitments
Period beginning balance	$3,856	$4,214	$3,956	$3,496	$3,499	$3,956	$2,720
(Recovery) provision for credit losses	(264)	(358)	258	460	(3)	(364)	776
Period ending balance	$3,592	$3,856	$4,214	$3,956	$3,496	$3,592	$3,496
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$23,215	$23,673	$23,040	$22,699	$21,524	$23,215	$21,524
Total loans held for investment	$1,786,923	$1,705,370	$1,627,261	$1,617,315	$1,552,976	$1,786,923	$1,552,976
Credit Analysis
Net charge-offs to average LHFI	0.01%	0.01%	0.01%	0.00%	0.03%	0.01%	0.03%
Total allowance for credit losses on LHFI to total LHFI	1.10%	1.16%	1.16%	1.16%	1.16%	1.10%	1.16%
Total allowance for credit losses on LHFI to nonaccrual loans	130.34%	108.16%	103.54%	102.39%	127.22%	130.34%	127.22%
Total allowance for credit losses on LHFI to total nonperforming loans	130.13%	108.16%	103.54%	102.39%	127.03%	130.13%	127.03%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 9
	As of the Quarter Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Acquisition, development and construction (1)
Pass	$134,395	$144,436	$130,398	$119,352	$106,787
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$134,395	$144,436	$130,398	$119,352	$106,787
Income producing CRE (1)
Pass	$448,028	$416,501	$375,791	$377,711	$370,788
Special mention	-	-	-	-	-
Substandard	1,075	464	469	468	882
Total income producing CRE	$449,103	$416,965	$376,260	$378,179	$371,670
Owner-occupied CRE (1)
Pass	$129,245	$116,429	$97,706	$82,959	$86,533
Special mention	2,461	2,485	2,509	2,739	3,579
Substandard	8,714	8,371	7,129	7,089	6,175
Total owner-occupied CRE	$140,420	$127,285	$107,344	$92,787	$96,287
Senior housing (1)
Pass	$297,434	$233,501	$239,788	$236,816	$205,330
Special mention	-	-	3,940	11,934	12,006
Substandard	10,861	14,781	10,717	10,779	6,383
Total senior housing	$308,295	$248,282	$254,445	$259,529	$223,719
Commercial and industrial (1)
Pass	$109,955	$135,851	$135,295	$141,020	$128,468
Special mention	-	-	141	212	2,402
Substandard	3,701	3,462	3,528	4,148	4,169
Total commercial and industrial	$113,656	$139,313	$138,964	$145,380	$135,039
Marine vessels (2)
Performing	$320,682	$313,230	$307,746	$312,096	$318,246
Nonperforming	-	-	-	-	-
Total marine vessels	$320,682	$313,230	$307,746	$312,096	$318,246
Residential mortgages (2)
Performing	$203,088	$202,380	$202,114	$199,601	$190,059
Nonperforming	388	388	389	390	161
Total residential mortgages	$203,476	$202,768	$202,503	$199,991	$190,220
Cash value life insurance LOC (2)
Performing	$93,210	$89,305	$86,610	$87,172	$90,115
Nonperforming	-	-	-	-	-
Total cash value life insurance LOC	$93,210	$89,305	$86,610	$87,172	$90,115
Other consumer (2)
Performing	$23,661	$23,786	$22,991	$22,829	$20,872
Nonperforming	25	-	-	-	21
Total other consumer	$23,686	$23,786	$22,991	$22,829	$20,893
Gross loans held for investment	$1,786,923	$1,705,370	$1,627,261	$1,617,315	$1,552,976

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common equity, tangible book value per common share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, pre-tax, pre-provision net revenue ("PPNR"), tangible common equity to tangible assets and core deposits are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, total common equity to total assets, and total deposits, respectively.

Management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Common Share / Tangible Common Equity to Tangible Assets (unaudited)					Table 10A
	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2026	2026	2026	2025	2025
Tangible Common Equity:
Total shareholders' equity	$261,920	$269,703	$262,923	$259,529	$250,438
Less: Goodwill and intangibles	(6,307)	(6,246)	(6,243)	(6,262)	(6,186)
Adjusted for: Mortgage servicing rights	1,402	1,313	1,280	1,266	1,156
Tangible Common Equity	$257,015	$264,770	$257,960	$254,533	$245,408
Common shares outstanding	11,734,134	12,003,040	11,985,414	11,980,412	11,978,921
Book value per common share	22.32	22.47	21.94	21.66	20.91
Tangible book value per common share	21.90	22.06	21.52	21.25	20.49
Tangible assets:
Total assets	$2,423,766	$2,420,993	$2,348,547	$2,306,586	$2,255,389
Less: Goodwill and intangibles	(6,307)	(6,246)	(6,243)	(6,262)	(6,186)
Adjusted for: Mortgage servicing rights	1,402	1,313	1,280	1,266	1,156
Tangible assets	$2,418,861	$2,416,060	$2,343,584	$2,301,590	$2,250,359
Tangible common equity to tangible assets	10.63%	10.96%	11.01%	11.06%	10.91%

ROATCE (unaudited)							Table 10B
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Net income	$8,772	$7,333	$6,329	$7,136	$6,741	$22,434	$17,756
Average shareholders' equity	270,152	266,974	264,232	256,814	246,688	267,141	217,601
Return on average shareholders' equity (1)	12.88%	11.02%	9.71%	11.02%	10.84%	11.23%	10.91%
Average Tangible Common Equity:
Average shareholders' equity	$270,152	$266,974	$264,232	$256,814	$246,688	$267,141	$217,601
Less: Average goodwill and intangibles	(6,235)	(6,229)	(6,270)	(6,166)	(6,176)	(6,245)	(6,224)
Adjusted for: Average mortgage servicing rights	1,315	1,281	1,291	1,155	1,128	1,296	1,136
Average tangible common equity	$265,232	$262,026	$259,253	$251,803	$241,640	$262,192	$212,513
Return on average tangible common (1) equity	13.12%	11.23%	9.90%	11.24%	11.07%	11.44%	11.17%

(1) Represents annualized data.

Adjusted Nonperforming Assets to Total Assets (unaudited)					Table 10C
	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025
Total nonperforming assets	$15,080	$18,322	$18,183	$18,306	$14,192
Total assets	2,423,766	2,420,993	2,348,547	2,306,586	2,255,389
GAAP-based nonperforming assets to total assets	0.62%	0.76%	0.77%	0.79%	0.63%
Total nonperforming assets	$15,080	$18,322	$18,183	$18,306	$14,192
Adjusted for:
Guaranteed portions of nonaccrual loans	(4,217)	(3,542)	(3,657)	(4,089)	(4,457)
Adjusted nonperforming assets	$10,863	$14,780	$14,526	$14,217	$9,735
Total assets	$2,423,766	$2,420,993	$2,348,547	$2,306,586	$2,255,389
Adjusted nonperforming assets to total assets	0.45%	0.61%	0.62%	0.62%	0.43%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

PPNR (unaudited)							Table 10D
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025	2026	2025
Net income (GAAP-based)	$8,772	$7,333	$6,329	$7,136	$6,741	$22,434	$17,756
Plus:
Income tax expense	2,803	1,502	1,956	1,598	2,040	6,261	4,646
(Recovery) provision for credit losses	(429)	658	382	1,162	653	611	2,034
Pre-tax, pre-provision net revenue	$11,146	$9,493	$8,667	$9,896	$9,434	$29,306	$24,436

Core Deposits (unaudited)					Table 10E
	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2026	2026	2026	2025	2025
Total Deposits	$2,100,746	$2,047,671	$2,057,144	$1,987,684	$1,949,672
Less:
Brokered CDs	257,016	253,928	258,591	307,034	294,908
ICS money market One-Way Buy	70,000	-	-	-	-
Core deposits (1)	$1,773,730	$1,793,743	$1,798,553	$1,680,650	$1,654,764

(1) The Company defines its core deposits as total deposits, less brokered certificates of deposit and IntraFi Cash Service ("ICS") One-Way Buy demand and money market deposits.